Exhibit 10.12

EXECUTION VERSION

AMENDMENT NUMBER SIX

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and between

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER SIX (this “Amendment Number Six”) is made this 8th day of June, 2018, by and between PENNYMAC LOAN SERVICES, LLC, as seller and servicer (“Seller”), and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendment. Effective as of June 8, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)        Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean June 7, 2019, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)        Schedule 1 of the Agreement is hereby amended by deleting clauses (s) and (ppp) in their entirety and replacing them with the following:

(s)        LTV. As of the date of origination of the Loan, the LTV or CLTV is as identified on the Loan Schedule.  No Loan (other than a Jumbo Loan or High LTV Government Loan) shall have an LTV greater than 100%. No Jumbo Loan (other than a Jumbo Cash-Out Refinanced Loan) shall have an LTV or CLTV greater than 75%.  No Jumbo Cash-Out Refinanced Loan shall have an LTV or CLTV greater than 80%.

(ppp)    USDA Loans. Each USDA Loan is guaranteed by the Rural Housing Service, the related Rural Housing Service Guaranty is in full force and effect, and such USDA Loan is not subject to any defect which would diminish or impair the Rural Housing Service Guaranty, and no circumstances exist with respect to such USDA Loan which would permit the Rural Housing Service to deny coverage under the related Rural Housing Service Guaranty.  All actions required to be taken by the Seller or the related Qualified Originator (if different from the Seller) to cause the Buyer, as owner of the USDA Loan, to be eligible for the full benefits available under such Rural Housing Service Guaranty have been taken.

SECTION 2.     Effectiveness.  This Amendment Number Six shall become effective as of the date that Buyer shall have received:

(a) counterparts hereof duly executed by each of the parties hereto; and

(b) counterparts of that certain Amendment Number Six to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 3.     Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Six (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4.     Representations.  Seller hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5.     Binding Effect; Governing Law.  This Amendment Number Six shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER SIX SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6.     Counterparts.  This Amendment Number Six may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.     Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Six need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC,
(Seller and Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

Acknowledged:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Amendment Number Six to Amended and Restated Master Repurchase Agreement PLS-Agency